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                                                                      Exhibit 21




                              LIST OF SUBSIDIARIES



The following are subsidiaries of the Company, respective jurisdictions of their incorporation and names (if any) under which they do business. The Company owns all of the voting securities of each subsidiary.


                                                                      NAME UNDER WHICH
                                       JURISDICTION OF                SUBSIDIARY DOES
NAME                                   INCORPORATION                  BUSINESS
- ----------------------------------------------------------------------------------------------
NAI Technologies--                     New York                       NAI Systems Division
Systems Division Corporation

Wilcom, Inc.                           New York                       Wilcom, Inc.

Lynwood Scientific                     United Kingdom                 Lynwood
Developments Ltd.

Arathon V.I., Inc.                     U.S. Virgin Islands            Arathon

Codar Technology, Inc.                 Colorado                       Codar



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